AUXILIO, INC.
26300 LA ALAMEDA
MISSION VIEJO, CA 92691

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Thursday, May 19, 2011

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As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, AUXILIO, INC has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The Board of Directors recommend a vote FOR the following proposals:

1. Election of Directors

1. Edward B. Case	2. Joseph J. Flynn	3. Michael Joyce
4. John D. Pace	5. Max Poll	6. Mark St. Clare
7. Michael Vanderhoof		

2. Approval of the 2011 Stock Incentive Plan
3. Ratification of the appointment of Haskell & White LLP as the Company's independent auditors.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How to Access the Proxy Materials

The proxy statement and annual report to security holders are available online at:

www.colonialstock.com/Auxilio2011

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: May 09, 2011

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

BY PHONE - 877-285-8605
-Please have your notice and proxy card in hand when you call.

BY INTERNET - www.colonialstock.com/Auxilio2011
-On the above website, you can request paper copies of the materials by clicking "Request Copy" and entering the control number below as directed.

BY EMAIL - annualmeeting@colonialstock.com
-List the control number above and clearly identify the materials you are requesting and the name and address or email address to which the materials should be sent.

Meeting Information

Meeting Type:	Annual Meeting
Meeting Date:	May 19, 2011
Meeting Time:	4:00 PM MST
Meeting Location:	VUZ RESTAURANT 12234 S. DRAPER GATE DRIVE DRAPER, UT 84020

How to Vote

1. Vote online at: www.colonialstock.com/Auxilio2011 on the above-listed website by clicking "Vote" and then entering the control number above.
2. Vote by calling (877) 285-8605.
3. Send a paper voting card by mail (after requesting copies).
4. Vote in person at the meeting.